EXHIBIT 10.17

WATER GATHERING AND DISPOSAL AGREEMENT

This Agreement (“Agreement”) is entered into as of the 9th day of August, 1990, by and between Torch Energy Associates Ltd., a Texas limited partnership (“Gatherer”), and Valasco Gas Company Ltd., a Texas limited partnership (“Producer”).

WITNESSETH:

WHEREAS, Producer now owns and shall hereafter acquire certain properties for the production of coal seam methane gas from the Robinson Bend field in Hale and Tuscaloosa Counties, Alabama (the “Properties”); and

WHEREAS, Gatherer owns or is constructing water gathering, separation and disposal facilities that are located in the Properties (the “System”); and

WHEREAS, Producer desires to have Gatherer gather and dispose of water produced by Producer from the Properties on the System; and

WHEREAS, Gatherer is willing to gather and dispose of water produced by Producer from the Properties on the System pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, Gatherer and Producer agrees as follows:

ARTICLE 1

Receipt and Delivery

1.1 Gatherer shall receive the water produced by Producer from the Properties at or near the wells identified on Exhibit “A” attached hereto. Exhibit “A” may be amended from time to time by mutual agreement of Producer and Gatherer.

1.2 As between Producer and Gatherer, Gatherer shall be responsible for the proper treatment and disposal of produced water. Gatherer shall have the exclusive control and possession of produced water after delivery to the System and shall be responsible for any and all injury, damage or loss caused thereby.

1.3 Gatherer agrees to accept and to receive at the point of receipt such quantities of produced water as Gatherer is allowed to dispose of under all applicable laws.

ARTICLE 2

Measurement

2.1 Facilities and equipment necessary to receive and measure quantities of the produced water gathered hereunder shall be located at each point of receipt. Measurement of the produced water received and delivered shall be conducted using measurement devices of standard manufacture installed and operated in accordance with standard methods and practices.

2.2 Gatherer shall install, maintain and operate at the point of receipt measuring and recording equipment of adequate size, type and manufacturer as determined and approved by Gatherer and Producer in order to measure the total volume of produced water received by Gatherer from Producer.

2.3 Gatherer shall retain measurement records for a period of two years.

ARTICLE 3

Fees for Services

3.1 Producer shall pay to Gatherer a fee of $ .53 per Barrel for gathering, separation and disposal of produced water.

3.2 On or before the 20th day of each calendar month, Gatherer shall furnish Producer an invoice for the previous calendar month indicating the quantity of produced water gathered and the amounts due to Gatherer.

3.3 Producer shall have the right to examine at any reasonable time the records and charts of Gatherer.

3.4 Producer shall make payment to Gatherer on or before the 30th day of each calendar month for services provided during the previous calendar month.

3.5 In the event an error is discovered in the amount shown to be due, or an amount previously paid under, any invoice rendered by Gatherer,

such error shall be adjusted without interest or penalty as soon as reasonably possible; provided that any invoice shall be deemed final as to both parties unless protested within two years after payment thereof has been made.

ARTICLE 4

Regulation

4.1 The provisions of this Agreement shall be subject to all existing and future laws, statutes, rules, regulations and orders promulgated by any governmental authority having jurisdiction over the parties, the System, this Agreement or the gathering or produced water. Any and all failures of Gatherer to perform as provided hereunder caused by such laws, statutes, regulations or orders shall be deemed excused.

4.2 Gatherer and Producer shall promptly endeavor to secure any governmental authorizations and permits that may be required for the disposal of produced water from the Properties.

ARTICLE 5

Indemnification

Gatherer hereby indemnifies Producer and saves it harmless from any and all liability, loss, cost and expense arising out of the gathering, separation and disposal of any produced water from the Properties that is delivered by Producer to Gatherer. Gatherer’s obligations under this Article shall survive the expiration or earlier termination or cancellation of this Agreement.

ARTICLE 6

Force Majeure

6.1 The term “force majeure”, as used in this Agreement, shall mean any cause not reasonably within the control of the party claiming suspension and which, by the exercise of due diligence, such party is unable to prevent or overcome. Such term shall likewise include, but not be limited to, acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrest or restraint of rulers or people, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, failure to obtain materials and supplies due to governmental regulations, the inability of either party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, servitude, right-of-way grants, permits or licenses, and the inability of either party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, materials and supplies, permits and permission.

6.2 In the event either party is rendered, wholly or in party, by force majeure, unable to carry out its obligations under this Agreement other than to make payment of amounts then due hereunder, it is agreed that upon such party’s giving notice and full particulars of such force majeure to the other party as soon as possible after the occurrence of the causes relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of an inability so caused, but for no longer period, and such cause shall, as far as possible, be remedied with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes or lockouts by acceding to the demands of labor when such course is inadvisable in the discretion of the party hereto having the difficulty.

ARTICLE 7

Term

This Agreement shall be effective as of the date first above written, and shall have a primary term of ten years from the date of the initial receipt of produced water hereunder. At the conclusion of the primary term, the Agreement shall automatically continue in effect for subsequent periods of one year unless either party notifies the other of its desire to terminate the Agreement. Any such termination notification shall be given no less than sixty days prior to the expiration of the primary term or any yearly extension thereof.

ARTICLE 8

General Provisions

8.1 Except as herein otherwise provided, any notice, request, demand, invoice or payment provided for in this Agreement, or any notice which either party may desire to give to the other, shall be in writing and shall be delivered to the parties at the following addresses:

Gatherer:

Torch Energy Associates Ltd.

1221 Lamar, Suite 1600

Houston, Texas 77010

Producer:

Velasco Gas Company Ltd.

1221 Lamar, Suite 1600

Houston, Texas 77010

Either party may change its address above by notifying the other party of such change.

8.2 This Agreement shall extend to and be binding on the parties hereto, their successors and assigns. The rights of either party may be assigned or conveyed in whole or in party from time to time with the prior approval of the other party. All assignments and conveyances shall be subject to this Agreement and shall not relieve the assignor of its duties hereunder. Notwithstanding the foregoing, either party may, without the prior consent of the other party, pledge, mortgage or assign this Agreement as security for indebtedness.

8.3 This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Texas.

8.4 All modifications, amendments or changes to this Agreement shall be in writing and executed by Gatherer and Producer.

8.5 This Agreement constitutes the entire Agreement between the parties hereto and there are no oral promises or agreements affecting it other than those contained herein.

8.6 A waiver by either party of one or more defaults by the other party in the performance of this Agreement shall not operate as a waiver of any future default or defaults, whether of a like or of a different character.

8.7 Except as otherwise provided herein, any Article or provision of this Agreement which is declared or rendered unlawful by a court or law or regulatory agency with jurisdiction over the parties or this Agreement, or which is deemed unlawful because of a statutory change, shall not otherwise affect the lawful obligations of the parties under the balance of the provisions of this Agreement.

8.8 The descriptive headings of the Articles of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of such Articles.

8.9 Producer agrees that Gatherer may designate a third party to operate the System for Gatherer.

8.10 This Agreement is made for the express benefit of the parties hereto, and no person or entity which is not a signatory party hereto, or a successor or assign of a signatory party hereto, shall have the benefit for or any right to seek enforcement of or recovery under, the provisions of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the parties’ authorized representatives whose signatures appear below.

TORCH ENERGY ASSOCIATES LTD.

By:	Torch Energy Corporation, its general partner

	By:	/s/ Roland E. Sledge
	Name:	Roland E. Sledge
	Title:	Vice President

VELASCO GAS COMPANY LTD.

	By:	Torch Energy Corporation, its general partner

	By:	/s/ Roland E. Sledge
	Name:	Roland E. Sledge
	Title	Vice President